UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2018

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
On June 29, 2018, Aspen Insurance UK Services Limited (“Aspen U.K.”), Aspen Insurance U.S. Services, Inc. (“Aspen U.S.”) and Aspen Bermuda Limited (“Aspen Bermuda” and, collectively with Aspen U.K. and Aspen U.S., “Aspen”) entered into a novation agreement, effective April 1, 2018 (the “Novation Agreement”), with Genpact International, Inc., a company incorporated in Delaware, United States (“Genpact U.S.”) and Genpact (UK) Limited, a company registered in England and Wales (“Genpact U.K.”).

Under the terms of the Novation Agreement, the rights and obligations of Genpact U.S. under the outsourcing agreement, filed as exhibit 10.1 on the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2018 (the “Outsourcing Agreement”), have been transferred to and undertaken by Genpact U.K. Each of Aspen and Genpact U.S. releases and discharges the other from that party’s obligations and liabilities to the other under or in relation to the Outsourcing Agreement and, as further described in the Novation Agreement, waives any rights of action they may have under the Outsourcing Agreement against each other in respect of the rights, obligations and liabilities assumed by Genpact U.K.

The foregoing summary of the terms and conditions of the Novation Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Novation Agreement which is filed as exhibit 10.1.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is filed as part of this report:

10.1	Novation Agreement, dated June 29, 2018, between Aspen Insurance UK Services Limited, Aspen Insurance U.S. Services, Inc., Aspen Bermuda Limited, Genpact International, Inc. and Genpact (UK) Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: July 5, 2018	By:	/s/ Scott Kirk
Name: Scott Kirk
Title: Chief Financial Officer